1
Exhibit 23.1

Consent of Independent Registered Public Accounting

Firm

We consent

to the incorporation by reference in the following Registration

Statements:

(1)

Registration Statement (Form S-3D No. 333-20683)

of Capital City Bank Group, Inc.
(2)

Registration Statement (Form S-8 No. 333-36693)

of Capital City Bank Group, Inc.
(3)

Registration Statement (Form S-8 No. 333-174372) of

Capital City Bank Group, Inc.
of our reports dated March 1, 2021,

with respect to the consolidated financial statements of Capital City

Bank Group, Inc. and the
effectiveness of internal control over financial

reporting of Capital City Bank Group, Inc. included in this

Annual Report (Form
10-K) of Capital City Bank Group, Inc. for the year

ended December 31, 2020.

/s/ Ernst & Young

LLP

Tallahassee,

Florida
March 1, 2021